UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

(800) 326-5789
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On November 5, 2012, Hickory Tech Corporation (“the Company”, “we”, “us”, “our”) received a waiver of specified defaults from the lenders in our credit facility.

Our credit facility requires us to comply with certain financial reporting representations, specifically that all financial statements of the Company and its subsidiaries that are required to be furnished to the lenders pursuant to the Credit Agreement are required to be prepared in accordance with GAAP.  On October 23, 2012 we notified our lenders that our accounting for interest rate swaps in financial statements furnished to the lenders was not in accordance with GAAP, resulting in a breach of specific financial reporting requirements (“Specified Defaults”) of the credit facility, and requested that the lenders waive the Specified Defaults.

On November 5, 2012, our lenders waived the Specified Defaults.  Except as expressly provided by this waiver, all terms and provisions of the Credit Agreement were ratified and confirmed and shall continue in full force and effect.

Item 9.01.             Financial Statements and Exhibits.

(c)   Exhibits.
10.1
Waiver Letter, dated November 5, 2012, by and among HICKORY TECH CORPORATION, a Minnesota corporation (the “Borrower”), the Lenders who are or may become party to this Agreement, and COBANK, ACB, as Administrative Agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  November 6, 2012

HICKORY TECH CORPORATION

By: /s/ John W. Finke
John W. Finke, President and Chief Executive Officer

By: /s/ David A. Christensen
David A. Christensen, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Waiver Letter, dated November 5, 2012, by and among HICKORY TECH CORPORATION, a Minnesota corporation (the “Borrower”), the Lenders who are or may become party to this Agreement, and COBANK, ACB, as Administrative Agent for the Lenders.